UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 27, 2013

WATERSIDE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	811-08387	54-1694665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 Cheyne Walk, Virginia Beach, Virginia	23454
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (757) 672-2778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

As disclosed in Waterside Capital Corporation’s (the “Company”) Form 8-K filed on November 29, 2013 (the “Form 8-K”), the Company learned on November 28, 2013 that the United States Small Business Administration (the “SBA”) had filed a complaint in the United States District Court for the Eastern District of Virginia on November 20, 2013 seeking, among other things, receivership for the Company and a judgment in the amount outstanding under the Company’s Loan Agreement with the SBA plus continuing interest (the “Complaint”). See the Form 8-K for additional description of the Complaint and related matters.

In the Form 8-K the Company stated that it did not intend to contest the actions of the SBA. The Board of Directors of the Company has now further studied the Complaint.  Moreover, as a result of discussions with the SBA, a review of the Company's actions since 2010, and additional substantive discussions with its advisors, the Company has re-evaluated its initial position. As a result, the Company will take steps to contest the Complaint. There can be no assurance that the Company will be successful in contesting the Complaint or otherwise impacting the timing, circumstances or consequences of the SBA’s request that it be named permanent receiver of the Company for the purpose of liquidating all of the Company’s assets and satisfying the claims of its creditors.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Ex. 99.1	Press Release, dated December 27, 2013, Waterside Capital Corporation Announces Updated Position on SBA Action.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 27, 2013	Waterside Capital Corporation

By: /s/ Franklin P. Earley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Ex. 99.1	Press Release, dated December 27, 2013, Waterside Capital Corporation Announces Updated Position on SBA Action.